UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 31, 2008

GCI, Inc.
(Exact name of registrant as specified in its charter)

Alaska	0-5890	91-1820757
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2550 Denali Street, Suite 1000, Anchorage, Alaska	99503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (907) 868-5600

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 12, 1989, GCI, Inc.'s parent company, General Communication, Inc. (the “Company”) and Ronald A. Duncan, the Company’s principal executive officer, entered into a Deferred Bonus Agreement pursuant to which Mr. Duncan’s deferred bonus account under the agreement was credited with $325,000 on June 12, 1989.  On August 13, 1993, the Company and Mr. Duncan entered into a Deferred Compensation Agreement pursuant to which Mr. Duncan’s deferred compensation account under the agreement was credited with amounts totaling $625,000 from 1993 through 1997.  Earnings on each of these accounts have been credited as if the funds in each account were invested entirely in Class A common stock of the Company.  The Deferred Bonus Agreement and the Deferred Compensation Agreement have previously been filed as exhibits to a Form 10-K filed by the Company with the Securities and Exchange Commission for the year ended December 31, 1989 and December 31, 1993, respectively, and are collectively referred to as the “Agreements.”  The Company’s obligations under the Agreements were assumed by the Company’s wholly-owned subsidiary, GCI Communications Corp. (the “Employer”), in 1997.

On December 31, 2008, the Company, the Employer and Mr. Duncan entered into an Amendment to Deferred Bonus Agreement and an Amendment to Deferred Compensation Agreement (collectively, the “Amendments”) in order to amend the Agreements to comply with, and take certain actions permitted by, Section 409A of the Internal Revenue Code of 1986, as amended, and the transition rules and final regulations issued thereunder.  The descriptions of the Amendments below are summaries only and do not purport to be complete descriptions of all of their terms and conditions.  These descriptions are qualified in their entireties by references to the Amendments, which are filed herewith as Exhibit 10.159 and Exhibit 10.160.

Pursuant to the Amendments, the amounts in Mr. Duncan’s deferred bonus account and deferred compensation account under the Agreements will be paid to him in cash on February 8, 2009.  In order to determine the values of these accounts, Mr. Duncan may, through February 7, 2009, irrevocably elect to have the earnings on each account determined as if the Class A common stock of the Company, upon which the earnings in each account are based, was sold at the market value of such shares as reported on the Nasdaq as of the date and time of such election.  The value of the deferred bonus account and the deferred compensation account, based on the closing price of the Class A common stock of the Company as reported on the Nasdaq on December 31, 2008, total approximately $850,348 and $729,880, respectively.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description of Exhibit
10.159	Amendment to Deferred Bonus Agreement dated December 31, 2008 by and among the Company, the Employer and Mr. Duncan.
10.160	Amendment to Deferred Compensation Agreement dated December 31, 2008 by and among the Company, the Employer and Mr. Duncan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GCI, Inc.
(Registrant)

Date: January 6, 2009	By:	/s/ John M. Lowber
Name: John M. Lowber
Title: Secretary, Treasurer and Director
(Principal Financial and Accounting Officer)